Exhibit 10.14

OPTION TRANSFER AGREEMENT

THIS OPTION TRANSFER AGREEMENT (this “Agreement”), dated May 10, 2013, is made by and among TOWN CENTER ASSOCIATES, L.L.C., a Virginia limited liability company (“TCA”); ARMADA/HOFFLER PROPERTIES, L.L.C., a Virginia limited liability company (“AHP”); CITY CENTER ASSOCIATES, L.L.C., a Virginia limited liability company (“CCA”); and ARMADA HOFFLER, L.P., a Virginia limited partnership (“AH LP”).

RECITALS

A. Capitalized terms not otherwise defined herein shall have the same meanings ascribed to them in that certain Option Agreement dated as of June 5, 2000, between TCA and the City of Virginia Beach Development Authority (the “VBDA”), as amended, a copy of which is attached hereto as Exhibit A (the “Option Agreement”).

B. The parties hereto and others executed that certain Co-Development Agreement effective as of December 9, 2004, as amended, a copy of which is attached hereto as Exhibit B (the “Co-Development Agreement”), pursuant to which the parties thereto and their Affiliates are developing the Project.

C. Pursuant to the Option Agreement, TCA has the option (the “TCA Option”) to acquire certain parcels of land owned by the VBDA for the expansion and continuing development of the Project. The parcels remaining subject to the Option Agreement are commonly referred to as “Town Center Block 2”, “Town Center Block 9” and Parcel z-2 (collectively, the “Remaining Option Land”).

D. AHP and CCA are the sole members of TCA pursuant to that certain Amended and Restated Operating Agreement of Town Center Associates, L.L.C., effective as of January 1, 2004, as same may be amended (the “TCA Operating Agreement”), a copy of which is attached hereto as Exhibit C.

E. AH LP desires the options to require TCA to assign to AH LP its interests and rights under the Option Agreement to acquire all or, from time to time, any portion of the Remaining Option Land (the “AH LP Option”) and to require TCA to renegotiate or extend the term of the Option Agreement prior to exercising the AH LP Option.

F. The parties enter into this Agreement to set forth their respective rights and obligations of the parties and the terms and conditions that will be in effect regarding the decision of AH LP to exercise or not exercise the AH LP Option as to all or any portion of the Remaining Option Land, and in the event of non-exercise of the AH LP Option by AH LP, the respective rights and obligations of the parties and the terms and conditions that will be in effect regarding the decision of TCA to exercise or not exercise the TCA Option as to all or any portion of the Remaining Option Land.

NOW THEREFORE, for and in consideration of the covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1. Exercise of Option by AH LP. Upon receipt by TCA of written notice from AH LP prior to the expiration of the Option Agreement exercising the AH LP Option and identifying the Remaining Option Land or portion thereof for which the AH LP Option is being exercised, the following actions, terms and conditions shall apply:

(a) If the exercise of the AH LP Option relates to all of the Remaining Option Land:

(i) AHP shall transfer to AH LP all of its ownership interest in TCA;

(ii) AH LP shall pay to AHP all expenses incurred by AHP for its share of the payments made by TCA, or by AHP on behalf of TCA, to maintain the TCA Option in force with respect to the Remaining Option Land, including all carrying costs related to the Wells Fargo Loan, all Option Fees, the Special Fee, premiums paid to maintain in force the Option Performance Bond, and all other expenses incurred by AHP under the Option Agreement with respect to the Remaining Option Land (the “Purchase Price”);

(iii) AHP and its principals shall be released or indemnified by AH LP in a manner satisfactory to AHP from all obligations, if any, related to or arising out of the Option Agreement, the Co-Development Agreement and the TCA Operating Agreement; and

(iv) The TCA Operating Agreement will be amended as required to reflect the transfer of the ownership interest of AHP to AH LP and any related amendments necessary as a result of such transfer.

(b) If the exercise of the AH LP Option relates to less than all of the Remaining Option Land:

(i) TCA will assign to AH LP its rights under the Option Agreement to the extent such rights relate to the portion or portions of the Remaining Option Land as to which AH LP has exercised the AH LP Option (the “AH LP Option Land”);

(ii) AH LP shall pay to TCA that portion of the Purchase Price attributable to the portion or portions of the Remaining Option Land as to the AH LP Option Land;

(iii) TCA and AHP and its principals shall be released or indemnified by AH LP in a manner satisfactory to TCA and AHP from all obligations, if any, related to or arising out of the Option Agreement, the Co-Development Agreement and the TCA Operating Agreement as to the AH LP Option Land;

(iv) For each portion of the AH LP Option Land, AH LP and CCA, or its designee, will (i) form a new limited liability company (“New LLC”) to acquire such portion of the AH LP Option Land and will enter into enter into new organizational documents substantially the same as the organizational documents for TCA, including an operating agreement on the same terms and conditions as are contained in the Form Operating Agreement attached to the Co-Development Agreement as Exhibit A with such changes thereto as are provided in Section 4 of the Third Amendment to the Co-Development Agreement (the “Third Amendment”); and

(v) Each New LLC will enter into leasing, management, listing and other agreements with Divaris Real Estate, Inc., or its affiliates, for such portion of the AH LP Option Land to be acquired by such New LLC as contemplated by and on the terms and conditions contained in Sections 2 and 3 of the Third Amendment.

(c) Subject to Section 2 below, TCA reserves the right to, and shall, at the written request of AH LP, renegotiate and extend the Option Agreement at any time prior to the expiration of the Option Agreement unless AH LP has exercised the AH LP Option as to all of the Remaining Option Land.

2. Notice to CCA of Intention to Exercise AH LP Option; REIT Resolutions.

(a) AH LP hereby agrees to cause Armada Hoffler Properties, Inc. (the “REIT”) to hold a Board of Directors (“Board”) meeting prior to a date which is one hundred eighty (180) days before the expiration of the Option Agreement and TCA Option or any extensions thereof. At such Board meeting, AH LP agrees to cause the Board to pass one of the following resolutions:

(i) AH LP shall exercise the AH LP Option on all of the Remaining Option Land. If this resolution is passed, the parties agree to implement the provisions contained in Section 1(a) of this Agreement in regard to all the Remaining Option Land within thirty (30) days from the date of the Board meeting

(ii) AH LP shall exercise the AH LP Option to extend the term of the Option Agreement and the TCA Option in regard to all of the Remaining Option Land. If this resolution is passed by the Board, the parties agree to implement the provisions of Section 1(c) of this Agreement in regard to all the Remaining Option Land within thirty (30) days from the date of the Board meeting.

(iii) AH LP shall exercise the AH LP Option in regard to either Town Center Block 2, Town Center Block 9 or Parcel Z-2 (but not as to all such parcels)(the “Exercised Block(s)”) and extend the term of the Option Agreement and TCA Option in regard to the Remaining Option Land (the “Extended Block(s)”). If such resolution is passed by the Board, the parties agree to implement the provisions contained in Section 1(c) of this Agreement in regard to the Extended Block(s) and implement the provisions contained in Section 1(b) of this Agreement in regard to the Exercised Block(s), within thirty (30) days from the date of the Board meeting.

(iv) AH LP shall exercise the AH LP Option in regard to either Town Center Block 2, Town Center Block 9 or Parcel Z-2 (but not as to all such parcels) and abandon the AH LP Option in regard to the Remaining Option Land (the “Abandoned Block(s)”). If such resolution is passed by the Board, the parties agree to implement the provisions contained in Section 1(b) of this Agreement in regard to the Exercised Block(s) within thirty (30) days from the date of the Board meeting and to implement the provisions contained in Section 3 of this Agreement in regard to the Abandoned Block(s) within thirty (30) days from receipt of written notice from CCA to do so at CCA’s option and sole discretion.

(v) AH LP shall extend the term of the Option Agreement and TCA Option in regard to either Town Center Block 2, Town Center Block 9 or Parcel A-2 (but not as to all of such parcels) and shall abandon the AH LP Option in regard to the Remaining Option Land. If such resolution is passed by the Board, the parties agree to implement the provisions of Section 1(c) of this Agreement in regard to the Extended Block(s) within thirty (30) days from the date of the Board meeting and to cause TCA to assign to CCA its rights under the Option Agreement to the extent such rights relate to the Abandoned Block(s) of the Remaining Option Land within thirty (30) days from the receipt of written notice from CCA to do so at CCA’s option and sole discretion.

(vi) AH LP shall abandon the AH LP Option in regard to all the Remaining Option Land. If such resolution is passed by the Board, the parties agree to implement the provisions of Section 3 of this Agreement prior to the expiration of thirty (30) days from receipt of written notice from CCA to do so at CCA’s option and sole discretion.

(b) AH LP shall give CCA written notice of the resolution passed by the Board pursuant to Section 2 of this Agreement within three (3) business days from the date of the Board meeting. If CCA does not receive such notice from AH LP within three (3) business days after the date of the Board meeting, CCA may at any time thereafter give AH LP written notice that it has not been informed in writing about the resolution passed by the Board as required by Section 2 of this Agreement. If AH LP does not respond in writing to CCA informing CCA about the resolution passed by the Board as required by Section 2 of this Agreement within two (2) business days from receiving such notice from CCA, then AH LP shall be deemed to have abandoned the AH LP Option in regard to all Remaining Option Land and agrees to implement the provisions of Section 3 of this Agreement in regard to all or a portion of the Remaining Option Land within thirty (30) days from the receipt of written notice from CCA to do so at CCA’s option and sole discretion.

(c) If AH LP decides to exercise the AH LP Option in regard to all or a portion of the Remaining Option Land or if it elects to require TCA to renegotiate or extend the term of the Option Agreement and TCA Option, AH LP and TCA shall do so diligently and in good faith.

3. Non Exercise of Option by AH LP. If (a) AH LP elects not to or is deemed, pursuant to Section 2(b) above, not to exercise the AH LP Option as to all or any portion of the Remaining Option Land, or (b) decides at any time not to require TCA to elect to exercise the TCA Option on all or a portion of the Remaining Option Land under the Option Agreement and not to renegotiate or extend the term of the Option Agreement, then AH LP and AHP, as applicable, shall give CCA written notice of such intention as provided in this Agreement and agree that upon written notice from CCA at any time prior to the expiration of the Option Agreement, to transfer to CCA all of its ownership interest in TCA without compensation, within thirty (30) days from receipt of such written notice from CCA to do so at CCA’s option and sole discretion.

4. Effective Date. This Agreement shall become effective if and only if the initial public offering (the “IPO”) of common stock of Armada Hoffler Properties, Inc., a Maryland corporation (the “REIT”) closes. If the IPO closes, this Agreement shall be effective on the date of the closing of the IPO (the “Effective Date”). If the Effective Date has not occurred on or before December 31, 2013, this Agreement shall become automatically null and void.

5. Binding on Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns.

6. Arms-Length Transaction. The transaction which is the subject matter of this Agreement is an arms-length transaction between the parties.

7. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall, when collated together, constitute one and the same agreement. This Agreement may be executed by any party by execution of a signature page transmitted by facsimile or PDF, and each signature transmitted by facsimile or PDF shall be deemed to be an original signature.

8. Governing Law. This Agreement is made in and shall be governed, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

9. No Amendment. This Agreement may not be modified or amended except by written instrument executed by the parties hereto.

10. Captions. The paragraph caption headings used in this Agreement are for the purpose of convenience only, and shall in no way define or limit the scope of terms hereof.

11. Entire Agreement. This Agreement contains the entire agreement of the parties as to the matters contained herein.

[SIGNATURES BEGIN ON NEXT PAGE]

WITNESS the following signatures and seals as of the date first written above.

TOWN CENTER ASSOCIATES, L.L.C.

By:	/s/ LOUIS S. HADDAD	(SEAL)
Louis S. Haddad, Manager

By:	/s/ ANTHONY P. NERO	(SEAL)
Anthony P. Nero, Manager

ARMADA/HOFFLER PROPERTIES, L.L.C.

By:	/s/ LOUIS S. HADDAD	(SEAL)
Louis S. Haddad, Manager

CITY CENTER ASSOCIATES, L.L.C.

By:	/s/ GERALD S. DIVARIS	(SEAL)
Gerald S. Divaris, Manager

By:	/s/ MICHAEL B. DIVARIS	(SEAL)
Michael B. Divaris, Manager

By:	/s/ SANFORD M. COHEN	(SEAL)
Sanford M. Cohen, Manager

ARMADA HOFFLER, L.P.

By:	ARMADA HOFFLER PROPERTIES, INC.

	By:	/s/ LOUIS S. HADDAD	(SEAL)
Louis S. Haddad, Director

EXHIBIT A

[Option Agreement]

EXHIBIT B

[Co-Development Agreement]

EXHIBIT C

[TCA Operating Agreement]